Exhibit 10.4

August 15, 2003

Peter Darbee

Dear Peter:

Having received the approval of the Nominating, Compensation and Governance Committee of the PG&E Corporation Board of Directors, I am pleased to offer you the following modifications to your current compensation package:

  Defined Benefit Pension Arrangement: Effective July 1, 2003, you will become a participant in our defined benefit supplemental executive retirement plan. Initially, you will be provided with five years of credited service under the plan. While you will earn additional credited service for each year you are employed, you will also be provided with an additional five years of credited service under the plan on or about July 1, 2008, provided you remain employed by the organization until such time.

Peter, you are and continue to be a very valued member of my senior management team. I am confident in your abilities and see you as a key player in the future of PG&E Corporation.

Sincerely,

/s/ Robert D. Glynn, Jr.

Robert D. Glynn, Jr.